UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2011

Momentive Performance Materials Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
333-146093	(State or Other Jurisdiction of Incorporation)	20-5748297
(Commission File Number)		(I.R.S. Employer Identification No.)

22 Corporate Woods Blvd. Albany, NY		12211
(Address of Principal Executive Offices)		(Zip Code)

(518) 533-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On February 3, 2011, Momentive Performance Materials Inc. (the “Registrant”) filed a Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission to report that it had entered into an amendment agreement (the “Amendment Agreement”) to its credit agreement dated as of December 4, 2006 (the “Credit Agreement”). This Amendment No. 1 to the Current Report on Form 8-K/A amends Items 1.01, 2.03 and 9.01 of the Report to include certain additional exhibits.

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amendment Agreement

A copy of the Amendment Agreement, including all exhibits thereto, is attached as Exhibit 10.1 to this Current Report on Form 8-K/A. On February 10, 2011 the conditions to the effectiveness of the Amendment Agreement were satisfied and the Credit Agreement was amended to, among other things: (i) extend the maturity of term loans held by consenting lenders to May 5, 2015 and increase the applicable margin with respect to such extended term loans to 3.50% per annum for eurocurrency loans, (ii) allow future mandatory and voluntary prepayments to be directed to non-extended term loans prior to the extended maturity term loans, (iii) subject to the requirement to make such offers on a pro rata basis to all term loan lenders and/or to all lenders holding revolving commitments, as applicable, allow the Registrant to extend the maturity of term loans and/or revolving commitments, as applicable, and for the Registrant to otherwise modify the terms of loans or revolving commitments in connection with such an extension and (iv) amend certain other terms therein.

Pursuant to the Amendment Agreement, lenders under the Registrant’s credit agreement have agreed to extend the maturity of (i) approximately $436 million aggregate principal amount of their dollar term loans (approximately 87% of the total dollar term loans) and (ii) approximately €294 million aggregate principal amount of their euro term loans (approximately 77% of the total euro term loans), for an overall extension of approximately $839.5 million aggregate US dollar equivalent principal amount of term loans (approximately 81.5% of the total term loans).

Section 2—Financial Information

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment Agreement to Credit Agreement dated as of January 31, 2011, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., Momentive Performance Materials USA Inc. and Momentive Performance Materials GmbH, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties and agents named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

Date: February 14, 2011	By:	/S/ WILLIAM H. CARTER
William H. Carter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Amendment Agreement to Credit Agreement dated as of January 31, 2011, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., Momentive Performance Materials USA Inc. and Momentive Performance Materials GmbH, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties and agents named therein.